Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Intermix Media, Inc. (the “Company”) for the quarter ended June 30, 2005 as filed with the SEC on or about the date hereof (the “Report”), the undersigned, Richard M. Rosenblatt, as Chief Executive Officer of the Company, and Lisa Terrill, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: August 15, 2005	/s/ Richard M. Rosenblatt
Richard M. Rosenblatt
Chief Executive Officer
(Principal Executive Officer)

Date: August 15, 2005	/s/ Lisa Terrill
Lisa Terrill
Chief Financial Officer
(Principal Financial Officer)